SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MARCH 3, 2005

CUTTER & BUCK INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

WASHINGTON	0-26608	91-1474587
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

701 N. 34TH STREET, SUITE 400, SEATTLE, WASHINGTON 98103

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)      (ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE  (206) 622-4191

INAPPLICABLE

(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.     DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(d) On March 3, 2005, the Board of Directors appointed John T. Wyatt to the Board, effective immediately.  As previously disclosed, in connection with his employment as President and CEO of the company, Mr. Wyatt is a party to an Employment Agreement and a Change in Control Agreement with the company.

ITEM 5.03.     AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On March 3, 2005, the Board of Directors amended the company’s bylaws to increase the number of directors on the Board of Directors from five to six.  A copy of the amended bylaws is attached as Exhibit 99.2.

ITEM 7.01.     REGULATION FD DISCLOSURE

On March 4, 2005, Cutter & Buck Inc. issued a release announcing the appointment of John T. Wyatt to the company’s Board of Directors.  A copy of the release is attached as Exhibit 99.1.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS

(c)   EXHIBITS

99.1         Press Release dated March 4, 2005 announcing the appointment of John T. Wyatt to the company’s Board of Directors, furnished pursuant to Item 5.02(d) of this Form 8-K.

99.2         Bylaws, as amended and restated March 3, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUTTER & BUCK INC.

By:	/s/ John T. Wyatt
John T. Wyatt
President and Chief Executive Officer

Dated: March 7, 2005

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release dated March 4, 2005 announcing the appointment of John T. Wyatt to the company’s Board of Directors, furnished pursuant to Item 5.02(d) of this Form 8-K.

99.2	Bylaws, as amended and restated March 3, 2005.